THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, OR (C) IF REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS. IN ADDITION, A SECURITIES PURCHASE AGREEMENT, DATED AS OF THE DATE HEREOF, A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICE, CONTAINS CERTAIN ADDITIONAL AGREEMENTS AMONG THE PARTIES, INCLUDING, WITHOUT LIMITATION, PROVISIONS WHICH (A) LIMIT THE CONVERSION RIGHTS OF THE HOLDER, (B) SPECIFY VOLUNTARY AND MANDATORY REPAYMENT, PREPAYMENT AND REDEMPTION RIGHTS AND OBLIGATIONS AND (C) SPECIFY EVENTS OF DEFAULT FOLLOWING WHICH THE REMAINING BALANCE DUE AND OWING HEREUNDER MAY BE ACCELERATED.


No. 1                                                           $1,250,000.00

                                  Avitar, Inc.

                                  SECURED NOTE


     Avitar, Inc., a Delaware corporation (together with its successors, the "Company"), for value received hereby promises to pay to:

                       Global Capital Funding Group, L.P.

(the "Holder") and registered assigns, the principal sum of One Million Two Hundred Fifty Thousand Dollars ($1,250,000.00) or, if less, the principal amount of this Note then outstanding, on the Maturity Date by wire transfer of immediately available funds to the Holder in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, which shall begin to accrue on the date of this Secured Note ("Note"), quarterly in arrears, on (i) the last day of March, June, September and December of each year until the Maturity Date, commencing December 31, 2002 (unless such day is not a Business Day, in which event on the next succeeding Business Day) (each an "Interest Payment Date"), (ii) the Maturity Date, and (iii) the date the principal amount of the Note shall be declared to be or shall automatically become due and payable, on the principal sum hereof outstanding in like coin or currency, at the rates per annum set forth below, from the most recent Interest Payment Date to which interest has been paid on this Note, or if no interest has been paid on this Note, from the date of this Note until payment in full of the principal sum hereof has been made.

     The interest rate shall be fourteen percent (14%) per annum (the "Interest Rate") or, if less, the maximum rate permitted by applicable law. At the option of the Company, interest may be paid in cash or in shares of Common Stock. The number of shares of Common Stock issued as interest shall be determined by dividing the dollar amount of interest due on the applicable Interest Payment Date by the Market Price then in effect. "Market Price" shall mean the lowest closing bid price for the Common Stock as reported by Bloomberg, L.P., for five trading days immediately prior to the date such interest becomes due. Past due amounts (including interest, to the extent permitted by law) will also accrue interest at the Interest Rate plus 2% per annum or, if less, the maximum rate permitted by applicable law, and will be payable on demand (`Default Interest"). Interest on this Note will be calculated on the basis of a 360-day year of twelve 30 day months. All payments of principal and interest hereunder shall be made for the benefit of the Holder pursuant to the terms of the Agreement (hereafter defined).

     This Note (this "Note") is secured by a Security Agreement (the "Security Agreement") of even date herewith made by the Company (or one of its subsidiaries, as applicable) and Holder creating a security interest in favor of Holder in certain of the assets described in the Security Agreement (the "Collateral").

     This Note is a duly authorized issuance of $1,250,000.00 aggregate principal amount of Notes of the Company dated as of the date hereof of the Company referred to in that certain Securities Purchase Agreement dated as of the date hereof between the Company and the Purchaser named therein (the "Agreement"). The Agreement and the Security Agreement contain certain additional agreements among the parties with respect to the terms of this Note, including, without limitation, provisions which (A) specify voluntary and mandatory repayment, prepayment and redemption rights and obligations and (B) specify Events of Default following which the remaining balance due and owing hereunder may be accelerated. All such provisions are an integral part of this Note and are incorporated herein by reference. This Note is transferable and assignable to one or more Persons, in accordance with the limitations set forth in the Agreement.

     The Company shall keep a register (the "Register") in which shall be entered the names and addresses of the registered holder of this Note and particulars of this Note held by such holder and of all transfers of this Note. References to the Holder or "Holders" shall mean the Person listed in the Register as registered holder of such Notes. The ownership of this Note shall be proven by the Register.

     1. Certain Terms Defined. All terms defined in the Agreement and not otherwise defined herein shall have for purposes hereof the meanings provided for in the Agreement.

     2. Covenants. Unless the Majority Holders otherwise consent in writing, the Company covenants and agrees to observe and perform each of its covenants, obligations and undertakings contained in the Agreement, which obligations and undertakings are expressly assumed herein by the Company and made for the benefit of the holder hereof.

     3. Payment of Principal. Subject to Section 4 of this Note, the Company shall repay the remaining unpaid balance of this Note, plus accrued Interest, if any, on August 26, 2005 (the "Maturity Date"). The Company may, and shall be obligated to, prepay all or a portion of this Note on the terms specified in the Agreement.

     4. Pre-Payment of Principal. For so long as no Event of Default shall have occurred and is continuing, the Company may, at its option, pre-pay the full principal amount of this Note at any time before the Maturity Date at a repayment price of (i) 103% of the Principal Amount of the Note, plus all accrued but unpaid interest until the first anniversary of the date of this Note; (ii) 102% of the Principal Amount of the Note, plus all accrued but unpaid interest until the second anniversary of the Note; and (ii) 101% of the Principal Amount of the Note, plus all accrued but unpaid interest until the Maturity Date (the "Prepayment Price").


     5. Ranking. This Note shall rank pari passu in right of payment (but not with respect to the rights in the Collateral) to any other indebtedness of the Company outstanding as of the date hereof.

     6. Right of Conversion. Upon (i) an Event of Default (as defined in the Agreement) and (ii) at any time following the Maturity Date, at the option of Holder, this Note shall become convertible into Common Stock of the Company according to the conversion price (the "Conversion Price") which is defined by the formula F/P, where:

     F = Principal amount of Note being converted, together with the accrued and unpaid Interest through the date of conversion, and

     P = 80% of the average of the three lowest volume weighted average sales prices, as reported by Bloomberg LP, during the twenty (20) trading days immediately preceding the date of the related notice of conversion. In accordance with AMEX Rules and Guidelines, the number of Common shares issued upon such conversion may not exceed twenty (20) per cent of the reported outstanding Common shares of the Company at the Closing Date without the approval of the shareholders of the Company.

     The Company agrees and covenants to execute the necessary documentation to amend this Note upon Holder's exercise of such right of conversion so that the Common Shares issuable upon conversion of this Note will have the registration rights set forth in the Agreement and the Registration Rights Agreement executed the date hereof between the Company and Holder.

     7. Miscellaneous. This Note shall be deemed to be a contract made under the laws of the State of Delaware, and for all purposes shall be governed by and construed in accordance with the laws of said State. The parties hereto, including all guarantors or endorsers, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and asset to extensions of the time of payment, or forbearance or other indulgence without notice. The Company hereby submits to the exclusive jurisdiction of the United States District Courts of New York and of any New York state court sitting in New York City and County for purposes of all legal proceedings arising out of or relating to this Note. The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. The Company hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Note.

     The Holder of this Note by acceptance of this Note agrees to be bound by the provisions of this Note which are expressly binding on such Holder.



                             Signature Page Follows


IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

     Dated: August 26, 2002



                                 AVITAR, INC.
                                 /s/PETER P. PHILDIUS
                                 By:
                                 Name:  Peter P. Phildius
                                 Title:  CEO

                                     ANNEX A

                                REPAYMENT LEDGER

-------- -------------------- ---------------- ---------------- ------------------------ -------------------- ---------------------
 Date     Principal Balance    Interest Paid    Principal Paid   New Principal Balance     Issuer Initials      Holder Initials
-------- -------------------- ---------------- ---------------- ------------------------ -------------------- ---------------------


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

FULL NAME AND ADDRESS OF SUBSCRIBER FOR REGISTRATION PURPOSES:


NAME:

ADDRESS:


TEL NO:

FAX NO:

CONTACT
NAME:


DELIVERY INSTRUCTIONS (IF DIFFERENT FROM REGISTRATION NAME):


NAME:

ADDRESS:


TEL NO:

FAX NO:

CONTACT
NAME:

SPECIAL INSTRUCTIONS: